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                                                                  EXHIBIT 21-1

MCN CORPORATION (MCN) is a holding company organized under the laws of the state of Michigan. MCN owns directly all of the outstanding common stock of Michigan Consolidated Gas Company (MichCon), Citizens Gas Fuel Company (Citizens), and MCN Investment Corporation (MCN Investment). MCN is organized along two major business lines, utility and nonutility services. Except where otherwise indicated, the companies set forth below are Michigan corporations.

                               UTILITY SERVICES

A. MICHCON. Except where otherwise indicated, the companies set forth below are wholly-owned subsidiaries of MichCon.

        1. Michigan Consolidated Homes Limited Dividend Housing Corporation, a Delaware corporation.

        2. MichCon Development Corporation has a 33% to 50% interest in four partnerships.

        3. Blue Lake Holdings, Inc. holds a 50% interest in the Blue Lake Gas Storage Company. MichCon owns 50% of Blue Lake Holdings, Inc., the other half is owned by Storage Development Company, a subsidiary of MCN Investment.

        4. Kalkaska Gas Storage Limited Partnership, a Michigan partnership in which MichCon has a 31% interest, holds a 53.5% interest in the Cold Springs Gas Storage Limited Partnership.

B.      CITIZENS.

                             NONUTILITY SERVICES

C. MCN INVESTMENT is the holding company for MCN's various nonutility businesses. Except where otherwise indicated, the companies set forth below are wholly-owned subsidiaries of MCN Investment.

                                 Gas Services
                                 ------------

        Gas Marketing and Cogeneration

        1.   CoEnergy Trading Company.

        2. CoEnergy Canadian Holdings, Ltd., a New Brunswick corporation, which holds a 40% interest in a Canadian partnership, CoWest Energy.

        3.   Cogen Development Company (Cogen).

             i. Ada Cogeneration Limited Partnership, a Michigan partnership, in which Cogen is a 99% limited partner.



















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Gas Gathering & Processing

4. Saginaw Bay Pipeline Company, a 66% general partner in the Saginaw Bay Area Limited Partnership.

5. Saginaw Bay Lateral Company, a 46% general partner in the Saginaw Bay lateral Limited Partnership.

6.      Otsego Holdings, Inc., a 40% general partner in the Antrim Limited
        Partnership.

7.      Westside Pipeline Company.

Exploration & Production

8.      Supply Development Group, Inc.

        i.      Elmira Antrim Company
        ii.     Green River Antrim Company
        iii.    Warner Antrim Company
        iv.     Green Oak Development Company
        v.      MGS Development Company
        vi.     Southwest Gas Supply, Inc.
        vii.    GeoTrend Exploration, Inc.

Gas Storage

9.      Storage Development Company.

        i. South Romeo Gas Storage Company, a Michigan partnership in which Storage Development Company has a 50% interest.

        ii. The Orchards Golf Limited Partnership, a Michigan partnership in which Storage Development Company has a 50% interest.

        iii. W-10 Holdings, Inc., holds a 40% interest in Washington 10 Storage Partnership.

        iv.     Blue Lake Holdings, Inc. (See Utility Services).
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                         Computer Operations Services
                         ----------------------------

1.      The Genix Group, Inc.

        i.      Genix Corporation, a Delaware corporation.

        ii.     MCN Computer Services, Inc.

                                Gas Technology
                                --------------

1.      G-T Energy Concepts, Inc.

2.      Combustion Concepts, Inc.

3.      Fuel Concepts, Inc.

                                    Other
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1.      Bridgewater Holdings, Inc. holds a 33% limited partner interest in the Bridgewater Place Ltd. Limited Partnership.